***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[     ]") OR OTHERWISE
IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                                                                EXHIBIT 10(z)

                             GRIDNET INTERNATIONAL


                              DATA COMMUNICATIONS


                        PRODUCTS AND SERVICES AGREEMENT


     THESE DATA COMMUNICATIONS PRODUCTS AND SERVICES TERMS AND CONDITIONS are made this 1st day of May 1997 (the "Effective Date"), by and between GridNet International, L.L.C. ("GridNet") and MindSpring Enterprises, Inc. ("Customer") and are part of their agreement for Data Communication Products or Services (the "Agreement"). These Terms and Conditions apply when GridNet agrees to provide and Customer agrees to accept enhanced network services and/or other associated services (collectively the "Services") which are accepted hereunder. In accordance with the Agreement, charges to Customer for Service obtained thereunder shall be subject to the rates set forth below and the Agreement shall also be subject to the terms and conditions set forth herein.

     The purpose of this Agreement is to provide a means whereby GridNet may offer local dial access origination and Internet enhanced data network services to Customer's customers ("End Users") in consideration of the terms set forth herein. End Users whose default Internet access is provided over GridNet's dial access network under this agreement shall be defined as "Subscribers".
End Users whose default Internet access is provided over some network other than GridNet but who incidentally access the Internet through GridNet's dial access network shall be defined as "Roamers".


1. Term


     (A) Effective Date. This Agreement shall be effective between the parties as of the first day of the month following execution by both parties (the "Effective Date") and shall continue for three years (the "Term"). Upon the expiration of the Term, the Agreement shall automatically renew for successive one hundred twenty (120) day periods, subject to termination by either party upon thirty (30) days prior written notice to the other party. Customer shall be liable for all charges associated with actual usage of the Services during the Term and any extension thereof.


2. Cancellation.


     (A) Cancellation Charge. In the event Customer terminates this Agreement prior to the end of the Term or ceases to use the Services to a material extent, Customer acknowledges that GridNet's damages shall be difficult or impossible to ascertain. Therefore, this provision is to establish a reasonable Cancellation Charge and is not intended as a penalty. The Cancellation Charge will be based on amount of the initial three year term remaining and GridNet's average monthly revenues for Services for the previous two months. The Cancellation Charge shall be equal to the number of contract months remaining in the initial three year contract term from the date of termination or the date upon which Customer is deemed to no longer be using the Services to a material extent, divided by six (6), multiplied by GridNet's average monthly revenues for Services from the previous two contract months.


     (B) Cancellation Without Charge. Customer may cancel this Agreement without incurring any cancellation charge if (i) GridNet fails to provide the Services contracted for under this Agreement; or (ii) GridNet fails to provide a network as warranted in Section 4(B) and
         Section 9 (iii) Customer shall provide [     ] notice prior to
         migrating Subscribers to newly deployed Customer owned and operated POPs. Customer must, however, give GridNet written notice of any such default as detailed in (i), (ii) or (iii) above and an opportunity to cure such default within the Stated Interval of the notice. Default is defined here as a problem with the service to be provided or with the network which is controllable by GridNet, and not as a result of a force majeure occurrence. For local dial access port availability, the Stated Interval shall be 30 working days. For all other defaults, the Stated Interval shall be 24 hours. In the event GridNet fails to cure any such default within the Stated Interval on more than three (3) occasions within any six (6) month period. Customer may cancel this Agreement without incurring any cancellation charge.

3.   Customer's Responsibilities.

     (A) Subscriber Customer Relationship. The Customer shall maintain the vendor/customer relationship with the Subscribers and all associated responsibilities, except as specified herein; including but not limited to sales, marketing, fulfillment, first level customer service, brand identity, billing, collections, accounts receivables, and technical support.

     (B)  Subscriber Activation and Forecasting.  As soon as practical, Customer
         agrees that it intends to migrate [     ] of its End Users, within the
         constraints of GridNet's available capacity and Customer's ability to migrate End Users. GridNet and Customer agree to cooperate in determining the distribution of the Subscribers over GridNet's available local dial access cities. At the beginning of each contract month, Customer agrees to provide a rolling forecast of Customer's anticipated Subscribers by month by local dial market by retail service for the next three month period. GridNet will apply Customer's historical average usage profiles to estimate the expected usage load for the purposes of deploying local dial access facilities necessary to fulfill its Dial Service Level objective as specified in Section 4(B). For the purposes of this Agreement, an Accurate Forecast is defined as
         follows: actual subscribers plus 1) [     ] for local dial accessp
         markets where the actual number of Subscribers is less than [     ] 2)
         [     ] for markets where the actual number of Subscribers is between
         [     ] OR 3) [     ] for markets where the actual number of
         Subscribers is greater than [     ].

     (C) Expedite Charges. In the event Customer requests expeditious Service and/or changes to Service and GridNet agrees to such request, GridNet will pass through the charges assessed by any supplying parties involved at the same rate to Customer. GridNet may further condition its performance of such request upon Customer's payment of additional charges to GridNet.

     (D) Fraudulent Transactions. Customer shall indemnify and hold GridNet harmless from all costs, expenses, claims or actions arising from fraudulent transactions or use of Services which may comprise a portion of the Service to the extent that the party claiming the transaction(s) or use of Services in question to be fraudulent is an End User of the Service through Customer or an End User of the Service through Customer's distribution channels. Customer shall not be excused from paying GridNet for Services provided to Customer or any portion thereof on the basis that fraudulent transactions or use of Services comprised a corresponding portion of the Service. In the event GridNet discovers fraudulent transactions or use of Services occurring (or reasonably believes such), nothing contained herein shall prohibit GridNet from taking immediate action (without notice to Customer) that is reasonably necessary to prevent such fraudulent use of Services from taking place, including without limitation, denying or terminating Service to and from specific locations. In the event Customer discovers fraudulent transactions or use of Services occurring (or reasonably believes such) and informs GridNet of such activity. GridNet shall be required to take immediate action as reasonably necessary to prevent such fraudulent use of Services from taking place, including without limitation, denying or terminating Service to and from specific locations.

     (E) Use of Equipment. Customer shall properly use Equipment provided by GridNet and shall surrender the Equipment not purchased by the customer to GridNet upon expiration or termination of the Agreement. Except for purchased Equipment, Customer shall be liable for any and all damage to or loss of Equipment located on Customer's premises.

(F) Use of Products and Services. Customer shall not, nor shall it permit or assist others to: (i) use Services for any purpose other than that for which they are intended or in violation of the law or in aid of any unlawful act; (ii) use Services so as to interfere with the use of the GridNet network by other customers or authorized users; (iii) use Services to access, alter, destroy or any attempt thereof any information of another GridNet customer; (iv) fail to maintain a suitable environment specified by GridNet; or (v) alter, tamper with, adjust or repair the Services. Upon the occurrence of any of the above, GridNet shall be completely released from any liability or obligation (including any warranty or indemnity obligation) to Customer relative to the Services and this Agreement, and Customer shall be liable to GridNet for costs or damages incurred by GridNet resulting therefrom.


(G) Retail Price Plan Adjustments. If Customer determines that the prices for its retail price should be adjusted or new plans added. Customer shall provide written notice to GridNet with its proposed adjustments. The parties agree to negotiate in good faith in order to reach agreement as to the proposed price adjustment. If the parties fail to reach agreement within 60 days after the date of the aforementioned written notice, Customer has the right to impose its proposed retail price plan adjustments and GridNet has the right to terminate this Agreement without incurring any termination liabilities.


(H) Network Interconnection. Customer shall provide, at its own expense, a telecommunications circuit for the connection of its network to GridNet's network through the GridNet POP located in Atlanta, Georgia and from time to time, in other locations. Customers shall provide to GridNet an estimate of the traffic it expects between GridNet's network and Customer's network. The parties will use these circuits only for traffic originating within one party's network (or the networks of its customers) and destined only to the other party's network (or the networks of its customers). GridNet shall impose no additional fees or charges with respect to use by Customer or its customers of these facilities (including, without limitation, access or port charges).


4.   GridNet Responsibilities.


(A) Enhanced Data Network Services. GridNet shall provide local dial access origination and Internet interconnection services to Customer's Subscribers and Roamers. GridNet shall allow access via any of its public analog V.34 and ISDN (64 Kbps and 128 Kbps) local dial IP access Points of Presence
     (POPs), as available, supporting either PPP or SLIP Subscriber sessions. GridNet shall route each session as appropriate to one of three diverse Internet exchange points maintained on GridNet's backbone network.


(B) Performance. GridNet's Services shall meet reasonable commercial standards with respect to accessibility, latency, packet loss, and throughput. The commercial standard metrics shall be measured using an unbiased, mutually agreed upon third party, such as Inverse Technologies. GridNet agrees to a
     service level objective of [     ].  In the event GridNet fails to provide
     [     ] to Customer's Subscribers, Customer may provide written notice to
     GridNet of the specific local dial markets where the service level objective is not being met. Upon notification, GridNet will have thirty
     (30) working days to cure the situation. If GridNet fails to cure [     ]
     within 30 working days of notification and Customer had previously provided an Accurate Forecast for that market sixty days in advance of the month where the service level objective was not met, Customer will be eligible
     for a credit. The amount of the credit will be equal to [     ]

     [     ]

(C) Network Management. GridNet shall provide 24 x 7 network management and monitoring from its Network Operation Center in Roswell, GA. GridNet shall provide to Customer prompt notification of any GridNet network outages that affect Subscribers. When possible, at least three days advance notice of planned outages shall be given to Customer so that Subscribers may be alerted.


(D) Virtual NOC Service Package. GridNet shall make available its Virtual NOC Service Package as an optional service to Customer. The Virtual NOC Service Package shall provide the Customer a custom PC application which provides the ability to monitor, in real-time, the dial access activity of its Subscribers, the total number of ports available, and the total number of ports in use by Subscribers. The Service Package also includes a custom PC application which provides Customer the capability to add, delete, or otherwise modify the User IDs for Customer's Subscribers in GridNet Network Access Control Systems on a real-time basis. The Service Package also includes the ability to connect to GridNet's IP SNMP Network Management Systems (read-only), including GridNet's HP Open View systems. The Service Package also includes Alarm Feed Service and Denied Access Alarm service, both of which provide alarms via SNMP from GridNet's Network Operations Center.


(E) Customer Daily Call Detail Records. GridNet shall make Customer's call detail records (CDDRs) available on a near real-time basis but no less than daily basis from GridNet's secured ftp site. Each call record shall specify the User Name, date, start time, duration, access type, and access city.


(F) Local Dial POP Notification. GridNet will provide a minimum of 90 days written notice to Customer before closing a previously available local dial access market.


5.   Charges and Payment terms.

(A) Charges. At the end of each contract month, Customer will pay to GridNet fees as shown in the table below. The total number of subscribers for the month shall be considered as subscribers of record on the first of that month. Customer will not incur charges for usage incurred by Roamers provided that the total hours of usage generated by Roamers does not exceed
     [     ].  In the event that the total hours of usage generated by Roamers
     does exceed [     ],  Customer will pay to GridNet [     ] per hour for
     each hour of usage in excess of the [     ] generated by Roamers, in
     addition to all other charges. Additionally, 800 dial access to GridNet's network within the 48 contiguous US states will be charged on a per hour
     basis at a rate of [     ] per hour; 800 dial access to GridNet's network
     from Canada, Alaska, Hawaii, Puerto Rico, and the US Virgin Islands, will
     be charged on a per hour basis at a rate of [     ] per hour. If Customer
     elects to purchase the Virtual NOC Service Package, Customer will be
     charged [     ] per month for GridNet's Virtual NOC Service Package, as
     specified in Section 4(C).

     Customer Retail Plan           Base Charge            Charge per Unit
     --------------------           -----------            ---------------
     Light                          [     ]                [     ]
     Standard                       [     ]                [     ]
     Unlimited Access               [     ]                [     ]
     The Works                      [     ]                [     ]
     Complimentary                  [     ]                [     ]

(B) Charge Adjustments. Should Customer's overall average usage per Subscriber (total monthly hours--roamers hours divided by total month end subscribers.
     Subscriber numbers to not include roamers.) exceed [     ] hours per month
     for [     ] consecutive billing periods, GridNet may propose an
        adjustment to the charges specified in Section 5(A). GridNet shall provide Customer written notice of its proposed changes and the parties agree to negotiate in good faith in order to reach agreement on any and all proposed adjustments. If the parties fail to reach agreement within 60 days after the date of the aforementioned written notice, GridNet has the right to impose its proposed adjustments and Customer has the right to terminate this Agreement without incurring any termination liabilities.

   (C)  Payment.    Payment for all charges for a contract month during which
        the Service is provided is due within thirty (30) days from the receipt of invoice. Customer agrees to remit payment to GridNet at the notice address indicated on the signature page of this Agreement. In the event Customer fails to pay GridNet's invoice in full or remit payment to the proper address on or before thirty (30) days after the due date, Customer shall also pay a late fee in the amount of the lesser of one and one-quarter percent (1 1/4%) of the unpaid balance per month or the maximum lawful rate under applicable state law. Notwithstanding the foregoing, late fees shall apply to, but shall not be due and payable for, amounts reasonably disputed by Customer for a period of ninety (90) days following the due date therefor, provided: (i) Customer notifies GridNet of the basis for such dispute in writing on or before thirty
        (30) days after the due date; and (ii) negotiates in good faith with GridNet for the purpose of resolving such dispute within said ninety
        (90) day period. In the event, such dispute is resolved in favor of GridNet, Customer will pay to GridNet the once disputed amounts together with the applicable late fees within (10) business days of the resolution. In the event such dispute is resolved in favor of the Customer, Customer will receive a credit for the amounts determined not to be owed together with a credit for the applicable fees. In the event dispute cannot be resolved within such ninety (90) day period, all disputed amounts together with late fees shall become due and payable, and this provision shall not be construed as preventing Customer from pursuing any available legal remedies.

   (D)  Suspension of Service.     In the event payment in full is not received
        from Customer on or before thirty (30) days following the due date with respect to undisputed amounts or on or before ninety (90) days following the due date with respect to amounts reasonably disputed in accordance with the prescriptions of Subsection 4(A), GridNet shall have the right after giving Customer ten (10) days notice ("Suspension Notice") and opportunity to cure to suspend all or any portion of the Service to Customer, or upon subsequent notice, all or any additional portions of the Service to Customer; and, in either event, until such time as Customer has paid in full all charges then due, including any late fees as specified herein. Following such payment, GridNet shall be required to reinstitute Service to Customer only upon the provision by Customer to GridNet of satisfactory assurance (such as a deposit) of Customer's ability to pay for Service and Customer's advance payment of the cost of reinstituting Service. If Customer fails to make such payment by a date determined by and acceptable to GridNet, Customer will be deemed to have canceled the Service suspended effective the date of such suspension. Such cancellation shall not relieve Customer for payment of applicable cancellation charges as described in Section 2.

6.      Credit.     Customer's execution of this Agreement signifies Customer's acceptance of GridNet's initial and continuing credit approval procedures and policies. GridNet reserves the right to withhold initiation or full implementation of Service under this Agreement pending GridNet's initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by GridNet, including but not limited to, security for payments due hereunder in the form of cash deposit or other means. GridNet reserves the right to modify its requirements, if any, with respect to any security or other assurance provided by Customer for payments due hereunder in light of Customer's actual usage when compared to projected usage levels upon which any security or assurance requirement was based.

7.   Creditworthiness.     If at anytime there is a material adverse change in
     Customer creditworthiness, then in addition to any other remedies available to GridNet, GridNet may elect, in its sole discretion, to exercise one or more of the following remedies: (i) cease providing Service pursuant to a Suspension Notice; (iii) decline to accept a Service request or other requests from Customer to provide service unless Customer's gives an assurance of payment which shall be a deposit or such other means to establish reasonable assurance of payment. An adverse material change in Customer's creditworthiness shall include, but not be limited to: (a) Customer's default of its obligations to GridNet under this or any other agreement with GridNet; (b) failure of Customer to make full payment of charges due hereunder on or before the Due Date on three (3) or more occasions during any period of twelve (12) or fewer months or Customer's failure to make such payment on or before the Due Date in any two (2) consecutive months; (c) acquisition of Customer (whether in whole or by majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, which owes past due amounts to GridNet or any entity affiliated with Gridnet or which is a materially greater credit risk than Customer; or, (d) Customer's being subject to or having filed for bankruptcy or insolvency proceedings or the legal insolvency of Customer.

8. Remedies for Breach. In the event Customer is in breach of this Agreement, including without limitation, failure to pay charges due hereunder by the date stated in the Suspension Notice described in Subsection 4(F), GridNet shall have the right, after giving Customer five (5) days prior notice, and in addition to foreclosing any security interest GridNet may have, to (i) terminate this Agreement; (ii) withhold billing information from Customer;
     (iii) retake possession of any and all Products and Services; and/or, if applicable (iv) contact the Subscribers (for whom calls are originated and terminated solely over facilities comprising the GridNet network and with information provided by Customer at GridNet's request) directly and bill such Subscribers directly until such time as GridNet has been paid in full for the amount owed by Customer. If Customer fails to make payment by the date stated in the Suspension Notice and GridNet, after giving Customer five (5) days prior notice, terminates this Agreement as provided in this
     Section 8, such termination shall not relieve Customer from payment of applicable cancellation charges as described in Section 2 above.

9. Warranty. GridNet warrants to provide, install, operate and maintain Products and Services as required herein. GridNet shall not be responsible for cabling to connect equipment not provided by Gridnet to GridNet's Products and Services. GridNet warrants that all Products and Services will be in good working order and ready for use on the day installed, and will conform to industry standards. Customer's sole remedy for performance or non-performance of Products and Services pursuant to a breach of standards shall be replacement or repair of Products and Services. GRIDNET MAKES NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

10.  Limitation of Liability

     (A) Limited Liability. In no event shall GridNet be liable, either in contract or in tort, for protection from unauthorized access of Customer's transmission facilities or Customer premise equipment; or from unauthorized access to or alteration, theft or destruction of Customer's data files, programs, procedure or information through accident, fraudulent means or devices, or any other method. Whether caused by GridNet or otherwise, GridNet will use reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents, or errors in the Service (hereinafter "Defect" or "Defects") and restore the Service. EXCEPT AS DEFINED
          IN SECTION 4(B), GRIDNET SHALL NOT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER WHETHER IN CONTRACT OR IN TORT, AND CUSTOMER'S SOLE EXCLUSIVE REMEDY SHALL BE AS FOLLOWS:
          Following Start of Service, if Customer reports a Defect to GridNet at GridNet's Operations Center and GridNet is unable to restore the Service as warranted within four (4) hours of such report, in the case of non-usage sensitive charges, Customer shall, upon request directed to Customer's designated Customer Service Representative, receive a credit at the rate of 1/720th of the monthly charges applicable to the affected Service for each hour or major fraction thereof in excess of the first eight (8) hours that the affected Service fails to conform to the Technical Standards. In the case of usage sensitive charges, the provisions of Section 4(B) shall be the Customer's sole and exclusive remedy.

     (B) Negligence. Except to the extent caused by the negligence of GridNet, GridNet shall not be liable for claims or damages resulting from or caused by: (i) Customer's fault, negligence or failure to perform Customer's responsibility; (ii) claims against Customer by any other party; (iii) any act or omission of any other party; or
          (iv) equipment or services furnished by any other party.

     (C) Indemnity. Customer agrees to indemnify, hold harmless, and defend GridNet, its directors, officers, agents, employees and/or representatives from and against any and all claims, demands, causes of action, losses, expenses or liabilities, including reasonable attorney's fees, on account of injury or death of any person or loss of or damage to any and all property arising, directly or indirectly, out of the negligent acts or omissions of Customer, any subcontractor, director, officer, agent, employee and/or representative of each of them, in the performance of any work under this Agreement, except to the extent such cause of action, loss, expense or liability is caused by the sole negligence of GridNet.

     (D) Exclusive Remedy. Except as otherwise specifically provided for herein, the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.

11. Force Majeure. If GridNet's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable out, terrorism, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government, or state or local governments, or of any agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, or supplier failure, shortage, breach or delay, then GridNet shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. GridNet shall use reasonable efforts under the circumstances to avoid or remove such causes of nonperformance and shall proceed to perform with reasonable dispatch whenever such cases are removed or cease.

12. Notices. Notices under this Agreement shall be in writing and delivered by certified mail, return receipt requested, to the person identified in the Service Request at the offices of the parties or as otherwise provided for by proper notice hereunder. Customer shall notify GridNet in writing if Customer's billing address is different from the address shown on the Service Request. The effective date for any notice under this Agreement shall be the date of actual receipt of such notice by the appropriate party, notwithstanding the date of mailing.

13. No-Waiver. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. A consent to waiver of or excuse for a breach or default by either party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

14.  Partial Invalidity: Government Action.

     (A) Partial Invalidity. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, rule or regulation, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions of this Agreement. In such event, Customer and GridNet will negotiate in good faith with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

     (B) Government Action. Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to cancel an affected portion of the Service if any material rate or term contained herein and relevant to the affected Service is substantially changed (to the detriment of the terminating party) or found to be unlawful or the relationship between the parties hereunder is found to be unlawful by the highest court of competent jurisdiction to which the matter is appealed, the FCC, (if it has jurisdiction), or other local, state or federal government authority of competent jurisdiction.

15. Use of Service. GridNet will provide the Service specified therein to Customer upon condition that the Service shall not be used for any unlawful purpose. The provision of Service will not create a partnership or joint venture between the parties or result in a joint communications service offering to any third parties. Only upon express written consent shall Customer be permitted to use GridNet's name, trademarks, tradename, service marks or any other tangible property owned by GridNet for the promotion of Customer's use of the Service.

16.  Choice of Law: Forum: Limitation.

     (A) Law. This Agreement shall be construed under the laws of the State of Georgia without regard to choice of law principles.

     (B) Forum. Any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Georgia in and for the County of Fulton or the United States of America for the Northern District of Georgia. By execution of this Agreement, both Customer and GridNet hereby submit to such jurisdiction, hereby expressly waiving whatever rights may correspond to either of them by reason of their present or future domicile. In furtherance of the foregoing, Customer and GridNet hereby agree to service by U.S. Mail at the notice addresses referenced in Section 12. Such service shall be deemed effective upon the earlier of actual receipt or seven (7) days following the date of posting.

     (C) Limitation of Action. Any legal action rising out of failure, malfunction or defect in Products or Services shall be brought within one (1) year of the occurrence.

17.  Proprietary Information.

     (A) Confidential Information. The parties understand and agree that the terms and conditions of this Agreement, all documents referenced (including invoices to Customer for Service provided hereunder) herein, communications between the parties regarding this Agreement or the Service to be provided hereunder (including price quotes to Customer for any Service proposed to be provided or actually provided hereunder), as well as such information relevant to any other agreement between the parties (collectively "Confidential Information"), are confidential as between Customer and GridNet.

     (B) Limited Disclosure. A party shall not disclose Confidential Information unless subject to discovery or disclosure pursuant to legal process, or to any other party other than the directors, officers, and employees of a party; or a party's agents including their respective brokers, lenders, insurance carriers or bona fide prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of the foregoing provisions shall entitle the non-disclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

     (C) Survival of Confidentially. The provisions of this Section 16 will be effective as of the date of this Agreement and remain in full force and effect for a period which will be the longer of (i) one (1) year following the date of this Agreement, or (ii) one (1) year from the termination of all Service hereunder.


18. Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that Customer shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of GridNet, which consent shall not be reasonably withheld, and further provided that any assignment or transfer without such consent shall be void.


19. General.


     (A) Survival of Terms. The terms and provisions contained in this Agreement that by their sense and contest are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for Indemnification and the making of any and all payments due hereunder.


     (B) Headings. Descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.


     (C) Industry Terms. Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.


     (D) Rules of Construction. No rule of construction requiring interpretation against the drafting party hereof shall apply in the interpretation of this Agreement.


20. Entire Agreement. This Agreement consists of (i) all the terms and conditions contained herein, and, (ii) all documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. No subsequent agreement between the parties concerning the Service shall be effective or binding unless it is made in writing and subscribed to by authorized representatives of Customer and GridNet.


Any notices required to be given in conjunction with this Agreement as detailed herein shall be sent to the addresses listed following the parties' hereto signatures.


IN WITNESS WHEREOF, the parties have executed these Data Communications Product and Services Agreement on the date first written above.



GRIDNET INTERNATIONAL, L.L.C.           MINDSPRING ENTERPRISES, INC.


By: /s/ [SIGNATURE]                     By: /s/ Michael S. McQuary
   --------------------------               -------------------------
          (Signature)                             (Signature)


   Lee Provow, Vice President               Michael S. McQuary
   --------------------------               -------------------------
     (Printed Name, Title)                    (Printed Name, Title)

Address:                                Address:

GRIDNET INTERNATIONAL
DATA COMMUNICATIONS
PRODUCTS AND SERVICES AGREEMENT
EXTENSION


THIS DATA COMMUNICATIONS PRODUCTS AND SERVICES AGREEMENT EXTENSION is made and entered into this fourth day of March, 1998, by and between Gridnet International, Inc. ("GridNet") and MindSpring Enterprises, Inc.
("MindSpring").

WHEREAS, GridNet and MindSpring entered into an Agreement for services dated May 1, 1997.

WHEREAS, that Agreement had an initial term of three years and was to expire unless automatically renewed on April 30, 2000.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto herby agree as follows:

The Term of the GridNet International Data Communications Products and Services Agreement will be extended from its initial due date of April 30, 2000 until April 30, 2001.

Upon Expiration of the new Term, the Agreement will automatically extend for successive one hundred twenty (120) day periods, subject to termination by either party upon thirty (30) days prior written notice to the other party.

IN WITNESS WHEREOF, the parties have executed this Data Communications Products And Services Agreement Extension on the date first written above.

GRIDNET INTERNATIONAL, INC.                 MINDSPRING ENTERPRISES, INC.



By:  /s/ LEE PROVOW                         By:  /s/ MICHAEL S. MCQUARY
   ---------------------                       ------------------------


Lee Provow                                     Michael S. McQuary
Executive Vice President                       President and CEO
------------------------                       ------------------------
(Printed Name: Title)                            (Printed Name: Title)